As filed with the Securities and Exchange Commission on March 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

the SECURITIES ACT OF 1933

LifeStance Health Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-1832801
( State or Other Jurisdiction of Incorporation or Organization )	( I.R.S. Employer Identification No.)

4800 N. Scottsdale Road, Suite 6000

Scottsdale, AZ 85251

(602) 767-2100

(Address of Principal Executive Offices) (Zip Code)

LifeStance Health Group, Inc. 2021 Equity Incentive Plan

LifeStance Health Group, Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plans)

Kenneth Burdick

Chief Executive Officer

LifeStance Health Group, Inc.

4800 N. Scottsdale Road, Suite 6000

Scottsdale, AZ 85251

(602) 767-2100

(Name, Address and Telephone Number of Agent for Service)

with copies to:
Thomas Fraser Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199-3600 (617) 951-7000	Ryan Pardo Chief Legal Officer and Secretary LifeStance Health Group, Inc. 10655 NE 4th St #901 Bellevue, WA 98004 (425) 279-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers additional shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), under the LifeStance Health Group, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the LifeStance Health Group, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”).

The number of shares of Common Stock reserved and available for issuance under the 2021 Plan is subject to an automatic annual increase on January 1st of each year through and including 2031 by the lesser of (i) five percent (5%) of the number of shares of Common Stock outstanding as of the close of business on the immediately preceding December 31st and (ii) the number of shares of Common Stock determined by the Board of Directors of the Registrant (the “Board”) on or prior to such date for such year. On January 1, 2023, the number of shares of Common Stock reserved and available for issuance under the 2021 Plan increased by 18,798,201 shares.

The number of shares of Common Stock reserved and available for issuance under the ESPP is subject to an automatic annual increase on January 1st of each year through and including 2031 by the lesser of (i) one percent (1%) of the number of shares of Common Stock outstanding as of the close of business on the immediately preceding December 31st and (ii) the number of shares of Common Stock determined by the Board on or prior to such date for such year, up to a maximum of 42,500,000 shares in the aggregate. On January 1, 2023, the number of shares of Common Stock reserved and available for issuance under the ESPP increased by 3,759,640 shares.

This Registration Statement on Form S-8 registers these additional 22,557,841 shares of Common Stock. The additional shares are of the same class as other securities relating to the plans for which the Registrant’s registration statement filed on Form S-8 (Registration No. 333-257086) on June 14, 2021 is effective. The information contained in the Registrant’s registration statement on Form S-8 (Registration No. 333-257086) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit Number	Description

4.1

Form of Amended and Restated Certificate of Incorporation of LifeStance Health Group, Inc. (previously filed as Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-256202) filed on June 1, 2021 and incorporated herein by reference)

4.2

Form of Amended and Restated Bylaws of LifeStance Health Group, Inc. (previously filed as Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-256202) filed on June 1, 2021 and incorporated herein by reference)

4.3	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-256202) filed on June 1, 2021 and incorporated herein by reference)

4.4

Form of LifeStance Health Group, Inc. 2021 Equity Incentive Plan (previously filed as Exhibit 10.11 to the Registration Statement on Form S-1 (File No. 333-256202) filed on June 1, 2021 and incorporated herein by reference)

4.5

Form of LifeStance Health Group, Inc. 2021 Employee Stock Purchase Plan (previously filed as Exhibit 10.14 to the Registration Statement on Form S-1 (File No. 333-256202) filed on June 1, 2021 and incorporated herein by reference)

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.2	Consent of Independent Registered Public Accounting Firm, PricewaterhouseCoopers LLP

23.3	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of the Registration Statement)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on March 9, 2023.

LifeStance Health Group, Inc.

By:	/s/ Kenneth Burdick
Name:	Kenneth Burdick
Title:	Chief Executive Officer

* * *

SIGNATURES & POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kenneth Burdick, David Bourdon, and Ryan Pardo, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of LifeStance Health Group, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kenneth Burdick	Chief Executive Officer and Chairman	March 9, 2023
Kenneth Burdick	(Principal Executive Officer)

/s/ David Bourdon	Chief Financial Officer and Treasurer	March 9, 2023
David Bourdon	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robert Bessler	Director	March 9, 2023
Robert Bessler

/s/ Darren Black	Director	March 9, 2023
Darren Black

/s/ Jeffrey Crisan	Director	March 9, 2023
Jeffrey Crisan

/s/ William Miller	Director	March 9, 2023
William Miller

/s/ Jeffrey Rhodes	Director	March 9, 2023
Jeffrey Rhodes

/s/ Eric Shuey	Director	March 9, 2023
Eric Shuey

/s/ Seema Verma	Director	March 9, 2023
Seema Verma

/s/ Katherine Wood	Director	March 9, 2023
Katherine Wood